Exhibit 99.2
EXECUTION VERSION
SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) effective as of May 3, 2013, by and among BLOUNT, INC., a Delaware corporation (“Blount, Inc.”), OMARK PROPERTIES, INC., an Oregon corporation (“Omark”), WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company (“Windsor”) (Omark, Windsor and Blount, Inc. are sometimes collectively referred to herein as “Borrowers” and individually as “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), in its capacity as Agent for the Lenders (as defined below) (“Agent”); and the other Lenders party hereto.
W I T N E S S E T H:
WHEREAS, Borrowers, the other Credit Parties signatory thereto, the lenders party thereto from time to time (the “Lenders”) and Agent are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of June 13, 2011, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 3, 2012 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, Borrowers and the other Credit Parties have requested that Lenders amend certain terms under the Credit Agreement; and
WHEREAS, Borrowers and Lenders have agreed to the requested amendments on the terms and subject to the conditions set forth herein;
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that all capitalized terms not otherwise defined herein (including the recitals and preamble hereof) shall have the respective meanings ascribed to such terms in the Credit Agreement, after giving effect to this Amendment, and further agree as follows:
1.Amendments to the Credit Agreement.

(a)Section 1.3(b) of the Credit Agreement, Mandatory Prepayments, is hereby amended and modified by deleting clause (ii) in its entirety and inserting the following in lieu thereof:

“(ii)    Immediately upon receipt by any Credit Party of proceeds of any asset disposition or any sale of Stock of any Subsidiary of any Credit Party (excluding Excluded Proceeds), it shall forward such proceeds to the Borrowers and Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses (including reasonable attorney's fees and investment banking fees) properly attributable to such transaction and payable by Credit Parties in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, goods and services taxes and sales taxes, as applicable, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith and (E) cash amounts required to be maintained as a reserve or in escrow against any such asset sale or sale of Stock in an amount not to exceed twenty percent (20%) of the purchase price of such assets or Stock, until such amounts are received by such Credit Party. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing or would result therefrom, Credit Parties may elect to reinvest such net proceeds from any asset disposition by delivering a certificate of the Borrower Representative to Agent that (1) states that the Credit Parties intend to reinvest such net proceeds in the business of a Credit Party within 365 days of the date of such sale and (2) confirms that such net proceeds have been (x) deposited into an account, which net proceeds when so deposited (i) shall constitute Collateral, securing the payment of the Obligations then outstanding, (ii) may be withdrawn by the applicable Credit Party solely to reinvest in other assets of such Credit Party that are useful in the business of such Credit Party and (iii) upon the occurrence and during the continuance of an Event of Default, an amount equal to such net proceeds shall be applied to the repayment of the Obligations as set forth above or (y) used to repay the Revolving Loan (in whole or in part) on a temporary basis and if so used to repay the Revolving Loan and notwithstanding anything herein to the contrary such amount may be reborrowed only for the purpose of funding such reinvestment or if the Reinvestment Period (as defined below) has expired and such amount has not been reinvested pursuant to this Section to make the mandatory prepayment required by this Section; provided, that (a) such reinvestment must be made within 365 days (the “Reinvestment Period”) after the date of such sale, and (b) no Event of Default shall have occurred and be continuing at the time of such reinvestment or after giving effect thereto. If and to the extent such net proceeds are not fully reinvested during the Reinvestment Period, an amount equal to such net proceeds is required to be applied to repay the Obligations as set forth above.”

(b)Section 1.5 of the Credit Agreement, Interest and Applicable Margins, is hereby amended and modified by deleting subsection (a) in its entirety and inserting the following in lieu thereof:

“(a)    Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum, based on the aggregate Swing Line Loans outstanding from time to time; and (iii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum, based on the aggregate Term Loan outstanding from time to time; provided, that the Applicable Margin shall be (x) from the Second Amendment Effective Date through the second Business Day after the financial statements referred to in subsection (b) of Annex E for the Fiscal Quarter ended March 31, 2013 are due, the lowest pricing level set forth in the table below (i.e. Level III), and (y) thereafter, the Applicable Margins shall be as determined by Agent based on the Leverage Ratio as of the Fiscal Quarter most recently ended (with respect to which the financial statements referred to below have been delivered), effective as of the second Business Day after the financial statements referred to in subsection (b) of Annex E, and a Compliance Certificate certifying the calculation of the Leverage Ratio, are delivered by Holdings to Agent for such Fiscal Quarter most recently ended, expressed as a per annum rate of interest as follows:

Level	Leverage Ratio	Applicable Revolver Index Margin and Applicable Term Loan Index Margin	Applicable Revolver LIBOR Margin and Applicable Term Loan LIBOR Margin	Applicable Revolver Unused Line Fee Margin
I	Greater than or equal to 4.50 to 1.00	2.5%	3.5%	0.375%
II	Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	2%	3%	0.375%
III	Less than 4.00 to 1.00	1.5%	2.5%	0.375%

In the event that Borrowers fail to timely provide the financial statements and certificate referred to above in accordance with Annex E, and without prejudice to any additional rights under Section 8.2, as of the second Business Day after delivery of such financial statements and certificate were due until the date two (2) Business Days following the date such financial statements and certificate are delivered, the Applicable Margins shall be the highest pricing level set forth above (i.e., Level I). In the event that the information contained in any financial statements or in the certificate referred to above is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of the higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Agent corrected financial statements and a corresponding Compliance Certificate for such Applicable Period, (ii) such higher Applicable Margin shall be deemed to have been in effect for such Applicable Period, and (iii) Borrowers shall immediately deliver to Agent full payment in respect of the accrued additional interest on the Loans as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Agent in accordance with Section 1.11 (it being understood that nothing contained in this paragraph shall limit the rights of Agent and the other Lenders to exercise their rights otherwise provided hereunder, including those rights under Section 1.5(e) and Section 8.2).”

(c)Section 6.2 of the Credit Agreement, Investments; Loans and Advances, is hereby amended and modified by deleting subsection (e) in its entirety and inserting the following in lieu thereof:

“(e)    Foreign Subsidiaries (other than Foreign Subsidiaries operating in Brazil) and Borrowers may make investments with respect to investments of any Credit Party, in favor of Agent or otherwise subject to a perfected security interest in favor of Agent in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or Canada or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody's, (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America or Canada, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks, (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, (vi) money market funds that invest substantially in one or more of the investments described in clauses (i) through (iv) above and (vii) substantially similar investments to those set forth in clauses (i) through (vi) above denominated in (A) Euro, Sterling or Renminbi (both CNH and CNY), or (B) other foreign currencies in an aggregate amount not to exceed $10,000,000 (or the applicable Dollar equivalent); provided that references to the United States shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either S&P or Moody's.”

(d)Section 8.2 of the Credit Agreement, Remedies, is hereby modified and amended by deleting subsection (b) in its entirety and inserting the following in lieu thereof:

“(b)    If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall) without notice: (i) terminate the Commitments to make additional Advances or incur additional Letter of Credit Obligations (but Lenders may cease funding advances under the Revolving Loan Commitment on any date that any of the conditions precedent set forth in Section 2.3 are not satisfied, whether or not Agent terminates any of the Commitments); (ii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iii) exercise all rights and remedies under the Loan Documents, applicable laws of the United States or any state thereof, including, without limitation, all remedies provided under the Code and any other applicable law of any jurisdiction; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i) with respect to any Credit Party or any Material Subsidiary (it being understood that in the case of Section 8.1(h), only upon the expiration of the sixty (60) day period mentioned therein), the Commitments to make additional Advances or incur additional Letter of Credit Obligations shall be immediately terminated and all of the Obligations, including the Loans, shall become immediately due and payable without declaration, notice or demand by any Person.”
(e)Annex A to the Credit Agreement, Definitions, is hereby modified and amended by inserting the following new definitions in the appropriate alphabetical order:

““Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party's failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Second Amendment Effective Date” means May 3, 2013.
“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.”
(f)Annex A to the Credit Agreement, Definitions, is hereby further modified and amended by deleting the following definition in its entirety and inserting the following in lieu hereof:

““EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during any four quarter period exceeding $1,000,000 (and only to the extent that such net gain exceeds $1,000,000, so that the first $1,000,000 of such net gain is not deducted pursuant to this clause (iv)) in the aggregate arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income (except to the extent cash was received by such Person in respect of such non-cash gain in a prior period and provided that, if any cash is received by such Person in respect of such non-cash gain in a subsequent period, EBITDA shall be increased in such subsequent period by the amount of cash so received, but in each case subject to the limitations contained in clause (iv) above), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense plus fees and expenses associated with the Related Transactions that are not capitalized, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization of tangible and intangible assets) for such period (except to the extent cash was paid by such Person in respect of such non-cash charge in a prior period and provided that, if any cash is paid by such Person in respect of such non-cash charge in a subsequent period, EBITDA shall be decreased in such subsequent period by the amount of cash so paid), (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to, or exercise by, any members of the management of such Person of any Stock, (vii) cash expenses incurred during any four quarter period in connection with discontinued operations up to $3,000,000 in the aggregate, (viii) any aggregate net loss (but not any aggregate net gain) during any four quarter period not to exceed $1,000,000 in the aggregate arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all securities), (ix) expenses incurred in connection with the consolidation of the Credit Parties' and their Subsidiaries' warehouses and the curtailment of Credit Parties' logistics arrangements in an aggregate amount not to exceed (1) $5,000,000 from the Closing Date through March 31, 2013 (inclusive), and (2) $5,000,000 from (and including) April 1, 2013 through the remaining term of this Agreement, (x) any non-cash charges in connection with the termination, partial termination, transfer, winding-up or curtailing of one or more of Borrowers' benefit plans, and any cash charges in an amount not to exceed $500,000 in the aggregate associated with the communication or execution of such termination, partial termination, transfer, winding-up or curtailing, in each case, to the extent that such non-cash charges have been confirmed by the Credit Parties' outside auditors as non-cash charges and such non-cash and cash charges are included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (xi) Intentionally Omitted, (xii) Intentionally Omitted, (xiii) cash expenses incurred in connection with the transition of such Person's chief executive officer or chief executive officer designate incurred between July 1, 2010 throughout the term of this Agreement in an aggregate amount not to exceed $1,800,000 and (xiv) non-recurring charges in respect of restructurings, plant closings, headcount reductions or similar actions, including severance charges in respect of employee terminations, in an aggregate amount not to exceed (1) $5,000,000 from the Closing Date through March 31, 2013 (inclusive), and (2) $5,000,000 from (and including) April 1, 2013 through the remaining term of this Agreement. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) Intentionally Omitted; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies obtained after the Closing Date; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.”
(g)Annex A to the Credit Agreement, Definitions, is hereby further modified and amended by inserting the following proviso at the end of the second sentence of the definition of “Obligations”:

“; provided that, the term “Obligations” shall exclude, in all cases, all Excluded Swap Obligations.”
(h)Annex A to the Credit Agreement, Definitions, is hereby further modified and amended by deleting the definitions of “Activation Event”, “Activation Notice” and “Control Letter” in their entirety.

(i)Annex C to the Credit Agreement, Cash Management System, is hereby modified and amended by (i) deleting subsection (c) in its entirety, (ii) deleting subsection (d) in its entirety and inserting “So long as no Default or Event of Default has occurred and is continuing, Credit Parties may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account.” in lieu thereof and (iii) deleting subsection (e) in its entirety.

(j)Annex G to the Credit Agreement, Financial Covenants, is hereby modified and amended by deleting the table in subsection (a) in its entirety and inserting the following in lieu thereof:

Fiscal Quarters Ending:	Minimum Fixed Charge Coverage Ratio:
For the Fiscal Quarter ending on March 31, 2013	1.15 to 1.00
For the Fiscal Quarters ending on June 30, 2013 and September 30, 2013	1.05 to 1.00
For the Fiscal Quarter ending December 31, 2013	1.10 to 1.00
For the Fiscal Quarter ending on March 31, 2014 and each Fiscal Quarter ending thereafter	1.15 to 1.00

(k)Annex G to the Credit Agreement, Financial Covenants, is hereby further modified and amended by deleting the table in subsection (b) in its entirety and inserting the following in lieu thereof:

Period:	Maximum Leverage Ratio:
For the Fiscal Quarter ending on March 31, 2013	4.00 to 1.00
For the Fiscal Quarters ending on June 30, 2013, September 30, 2013 and December 31, 2013	4.60 to 1.00
For the Fiscal Quarter ending on March 31, 2014	4.35 to 1.00
For the Fiscal Quarter ending on June 30, 2014	4.25 to 1.00
For the Fiscal Quarters ending on September 30, 2014 and December 31, 2014	4.00 to 1.00
For the Fiscal Quarters ending March 31, 2015 and June 30, 2015	3.75 to 1.00
For the Fiscal Quarter ending on September 30, 2015	3.50 to 1.00
For the Fiscal Quarter ending on December 31, 2015	3.25 to 1.00
For the Fiscal Quarter ending on January 31, 2016 and each Fiscal Quarter ending thereafter	3.00 to 1.00

2.Cash Management Systems. Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, on and after the Second Amendment Effective Date, (a) Credit Parties shall not be required to establish or maintain any deposit account control agreements with respect to any Lock Box, Blocked Account, Deposit Account, Disbursement Account or Concentration Account and Agent shall promptly deliver to each Relationship Bank and Borrower Representative (at Borrowers' sole cost and expense) executed termination notices with respect to all deposit account control agreements in effect as of the Second Amendment Effective Date and (b) any reference in the Credit Agreement or any other Loan Document requiring funds to be deposited into an account that is subject to a deposit account control agreement or any other similar agreement shall be deemed deleted in its entirety.

3.Keepwell Provision. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranties in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under the Guaranties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment and satisfaction in full of all Obligations. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

4.No Other Consents or Amendments. Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent and Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Credit Party hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or any other Loan Document or a course of dealing between Borrowers and the other Credit Parties, on the one hand, and Lenders, on the other hand, at variance with the Credit Agreement or any other Loan Document such as to require further notice by Lenders to Borrowers or such Credit Parties to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower and each other Credit Party acknowledges and expressly agrees that Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents. Neither any Borrower nor any other Credit Party has knowledge of any challenge to Lenders' claims arising under the Loan Documents or the effectiveness of the Loan Documents.

5.Conditions Precedent to Effectiveness. This Amendment shall be effective as of the date first written above upon satisfaction of the following:

(a)Agent's receipt of a counterpart hereof duly executed by Borrowers, Credit Parties and each Requisite Lender;

(b)Agent's receipt of an amendment fee, for the pro rata benefit of each Lender (including GE Capital) executing this Amendment, in the aggregate amount of 0.15% of (i) the Revolving Loan Commitment of the Lenders executing this Amendment and (ii) the outstanding amount of the Term Loan of the Lenders executing this Amendment; and

(c)the representations and warranties of Borrowers and other Credit Parties contained in this Amendment shall be true and accurate in all respects (or, with respect to any representation or warranty that is not otherwise qualified as to materiality, in all material respects).

6.Representations and Warranties of Borrowers and Other Credit Parties. The Credit Parties executing this Amendment, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Amendment:

(a)    this Amendment has been executed and delivered by duly authorized representatives of each Credit Party, and the Credit Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of each Credit Party, and is enforceable against each Credit Party in accordance with its terms;
(b)    no Default or Event of Default has occurred or is continuing; and
(c)    all of the representations and warranties of each Credit Party contained in the Credit Agreement continue to be true and correct in all material respects as of the date hereof as though made on and as of such date, except to the extent that such representation or warranty expressly relates to an earlier date or except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, as amended hereby.
7.Effect on the Credit Agreement and other Loan Documents. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.

8.Costs and Expenses. Each Borrower, jointly and severally, agrees to pay on demand all fees, costs and expenses incurred in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees, costs and expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.

9.Counterparts. This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile or other electronic transmission shall be deemed an original signature hereto.

10.GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AMENDMENT, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT, AND CREDIT PARTIES MAY MAKE ANY COUNTERCLAIMS RELATING TO THE SAME MATTER, REQUESTS FOR EQUITABLE RELIEF RELATING TO THE SAME MATTER OR AFFIRMATIVE DEFENSES IN CONNECTION THEREWITH. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed under seal by their duly authorized officers, as of the day and year first written above.

BORROWERS:

BLOUNT, INC., a Delaware corporation

By:	/s/ Chad E. Paulson
Name: Chad E. Paulson
Title: Vice President

OMARK PROPERTIES, INC., an Oregon corporation

By:	/s/ Chad E. Paulson
Name: Chad E. Paulson
Title: Vice President

WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company

By:	Blount, Inc., its sole member

By:	/s/ Chad E. Paulson
Name: Chad E. Paulson
Title: Vice President

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AGENT AND LENDERS:
GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and a Lender

By:	/s/ Judith Langan
Name: Judith Langan
Title: Duly Authorized Signatory

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

CREDIT PARTIES:

BLOUNT INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Chad E. Paulson
Name: Chad E. Paulson
Title: Vice President

BI, L.L.C., a Delaware limited liability company

By:	Blount, Inc., its managing member

By:	/s/ Calvin E. Jenness
Name: Calvin E. Jenness
Title: Vice President

4520 CORP., INC., a Delaware corporation

By:	/s/ Chad E. Paulson
Name: Chad E. Paulson
Title: Vice President

SP COMPANIES, INC., a Delaware corporation

By:	/s/ Chad E. Paulson
Name: Chad E. Paulson
Title: Vice President

SPEECO, INCORPORATED, a Delaware corporation

By:	/s/ Calvin E. Jenness
Name: Calvin E. Jenness
Title: Senior Vice President

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT